UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           May 31, 2007  (May 30, 2007)
                Date of Report (Date of earliest event reported)

                       -------------------------------------

                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

            Maryland                       1-4141                13-1890974
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))
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Item 8.01     Other Events

     On May 30, 2007, the Company issued a press release announcing that it is in advanced negotiations with a number of buyers for its 21 Sav-A-Center stores based in Louisiana. There is no guarantee that a transaction will be consummated and A&P does not intent to dispose of the assets unless the terms and conditions are reasonable to the company, shareholders and its employees. A copy of the May 30, 2007 press release is attached hereto as an Exhibit 99.1.


Item 9.01     Financial Statements and Exhibits

The following exhibit is filed herewith:

              Exhibit No.              Description
                                       ----------------------------------------

                  99.1                 Press Release dated May 30, 2007




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 31, 2007


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                 By:    /s/ Allan Richards
                 Allan Richards, Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

                                  EXHIBIT INDEX

Exhibit No.    Description

99.1           Press release dated May 30, 2007

                                      News

                                                                EXHIBIT 99.1
                                                                ------------
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645
                                            Investor contact:  William J. Moss
                                                     Vice President, Treasurer
                                                                (201) 571-4019

                                           Press contact:  Richard P. De Santa
                                            Senior Director, Corporate Affairs
                                                                (201) 571-4495


FOR IMMEDIATE RELEASE
---------------------

MONTVALE, NJ - (May 30) - The Great Atlantic & Pacific Tea Company, Inc. (A&P)(NYSE:GAP) today announced that it is in advanced negotiations with a number of buyers for its 21 Sav-A-Center stores based in Louisiana.

A&P said that based on current discussions, it is optimistic that the Sav-A-Center operations can be sold to a single buyer committed to the continuity of the business going forward. However, there is no guarantee that a transaction will be consummated and A&P does not intend to dispose of the assets unless the terms and conditions are reasonable to the company, shareholders and its employees. The Company said its decision to exit the market is consistent with its strategy to focus resources on the development and expansion of its core Northeast operations.

Eric Claus, A&P President and Chief Executive Officer, said, "We're proud of what we have achieved at Sav-A-Center over the past two years, as the first major retailer to reopen the majority of stores after Hurricane Katrina, and in supporting our people, our business and the community since that time.

"Thanks to the dedicated efforts of our management and associates, we have rebuilt and revitalized Sav-A-Center, which is now a solid operation positioned to thrive under new ownership committed to long-term growth," Mr. Claus said.

The Company has retained William Blair & Company LLC as financial advisor in connection with this sale.

Founded in 1859, A&P is one of the nation's first supermarket chains. The Company operates 406 stores in 9 states and the District of Columbia under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center and Food Basics.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.